Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by Registrant  ☒                                      Filed by Party other than Registrant  ☐

Check the Appropriate Box

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

SunAmerica Series, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maxim aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Notice of Adjournment of Special Shareholder Meeting and

Other Important Information About Your Portfolio

Dear Shareholder:

We recently announced that a team of portfolio managers led by Timothy Pettee will assume the management of the Focused Dividend Strategy Portfolio (the “Portfolio”), effective October 18, 2013. Timothy Pettee is an experienced investment professional with over 30 years of experience, including 11 years as the Chief Investment Officer of SunAmerica Asset Management Corp. (“SunAmerica”). Joining Mr. Pettee on the team as co-portfolio managers are Andrew Sheridan and Timothy Campion, who each bring over 10 years of experience to the team. Please see the enclosed prospectus supplement for additional information about this new team of portfolio managers.

There will be no changes in the Portfolio’s investment strategies and techniques as a result of this change in portfolio managers. Importantly, the Portfolio will continue to select up to thirty high dividend yielding common stocks based on the current selection criteria used by SunAmerica, which is described in more detail in the Portfolio’s prospectus.

As you know, the Board of Directors (the “Board”) of SunAmerica Series, Inc. (the “Corporation”) has called a special meeting of shareholders of the Portfolio (the “Special Meeting”) to vote on a proposal to approve an amendment to the Investment Advisory and Management Agreement between the Corporation, on behalf of the Portfolio, and SunAmerica to increase the advisory fee rate payable by the Portfolio to SunAmerica (the “Proposal”). The change in portfolio managers does not affect the proxy statement that you previously received, and the reasons SunAmerica requested the change in fee rate and the factors considered by the Board in unanimously recommending that shareholders approve the Proposal remain the same. However, in light of the Portfolio’s announcement regarding the new portfolio management team and to allow more time for shareholders to vote, the Special Meeting has been adjourned from the reconvened date of October 11, 2013 to October 28, 2013.

We apologize for any inconvenience caused by the communications that you may be receiving from SunAmerica and the proxy solicitation firm retained by the Portfolio as we continue our efforts to solicit shareholders so that a quorum can be reached and a vote on the Proposal can be taken at the Special Meeting. Voting can help us avoid any unnecessary communications to shareholders. Your vote is very important no matter how many shares you hold. You may cast your vote in any one of the convenient ways set forth in the proxy materials previously sent to you.

If you have any questions about the Portfolio, including the new investment team, or the Special Meeting, please contact us at 800-232-1230.

SunAmerica’s aim is to provide investment products that deliver consistent and outstanding returns for fund shareholders. We appreciate your continued support in our efforts to meet your investment goals.

Sincerely,

John T. Genoy

President